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                                                                   Exhibit 10.12

                               SEVERANCE AGREEMENT

         This Severance Agreement (Agreement) is entered into this 1st day of June, 1999, between Mr. Thomas Linnen (Linnen) and Hypercom Corporation (Company).

                                    RECITALS:

         The parties have mutually agreed it is in their best interest to bring their employment relationship to a conclusion effective June 1, 1999, pursuant to the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound thereby, the parties covenant and agree as follows:

                                       I.

         In exchange for Linnen's promises set forth below, the Company agrees to pay him his regular base salary, less all required and authorized deductions, and continue his medical and dental benefits coverage through July 31, 1999. The Company further agrees to allow Linnen continued use of the office space, voicemail account and Company car issued to him through July 31, 1999. In addition, Linnen will have until July 31, 2000 to exercise the vested portion of Company stock options previously granted.

                                       II.

         In exchange for the promises of the Company set forth in Paragraph I above, by execution of this Agreement, Linnen releases, on behalf of himself and his heirs, executors, administrators, and assigns, any and all claims of any nature whatsoever against the Company and its corporate affiliates, predecessors, successors, agents, officers, owners, directors, employees, insurers, and assigns, arising out of, or relating in any manner whatsoever to, the employment of Linnen, or based upon any event or asserted event occurring, or alleged to have occurred, prior to the date of this Agreement. This FULL WAIVER AND RELEASE includes, without limitation, all rights and claims arising under the Civil Rights Act of 1964 and 1991, as amended, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, or any other applicable local, state, or federal statute, or any common law cause of action, including claims for breach of express or implied contract, promissory estoppel, harassment, retaliation, defamation, emotional distress, any personal injury or tort, or any claims for attorney's fees or other costs, except as provided for herein.

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                                      III.
         Linnen agrees to keep the terms of this Agreement confidential and not to disclose the terms of this Agreement to anyone, including, but not limited to, any other Company employee or former employee without the express written permission of the Chairman of the Company.

                                       IV.
         The Company advises Linnen to consult with an attorney prior to executing this Agreement.

                                       V.
         By his signature below, Linnen affirms he has been given at least twenty-one (21) days within which to consider this Agreement.

                                       VI.
         Linnen may revoke this Agreement at any time within seven (7) days following his execution of this Agreement. This Agreement shall not become effective or enforceable until the forgoing revocation period has expired. To revoke this Agreement, written notice must be delivered to Mr. John P. Murphy, Senior Vice President of Human Resources, and Peter J. Stutsman, General Counsel, 2851 West Kathleen Road, Phoenix, Arizona, 85053, within this seven (7) day period.

                                      VII.
         This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Arizona, and no action involving this Agreement may be brought except in the Superior Court of Arizona or in the United Stated District Court for the District of Arizona. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable for whatever reason, the remaining provisions of this Agreement shall nevertheless continue in full force and effect without being impaired in any manner whatsoever.

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                                      VIII.
         This Agreement constitutes the sole and entire agreement between the parties hereto, and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations, or agreements other than those contained herein. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing, signed by the parties hereto. It is expressly understood and agreed that by entering into this Agreement, the Company is not admitting any wrongdoing or liability on its part to Linnen, other than to comply with the terms of this Agreement.

                                       IX.
         Linnen hereby represents that he has read and understands the contents of this Agreement, that no representations other than those contained herein have been made to him to induce his execution of this Agreement, but that he executes this Agreement knowingly and voluntarily and upon independent advice of his own choosing. The provisions pertaining to payment of sales commissions contained herein shall supersede and replace the terms of any former Commission Accrual Policy Statements applicable to Linnen only to the extent the terms contained in this Agreement are inconsistent with the terms of such Commission Accrual Policy Statements.


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                   Thomas Linnen                                   Date

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                   By:  John Murphy                                Date
                   Its Senior Vice President, Human Resources


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